Exhibit 99.1

FUJIFILM Holdings and Xerox Announce Agreement to Combine

Fuji Xerox Joint Venture with Xerox

Creates a Global Leader in Innovative Print Technologies and Intelligent Work Solutions

•	Xerox shareholders to receive a $2.5 billion special cash dividend, or approximately $9.80 per share[1], and 49.9% of the combined company; Fujifilm to own 50.1%

•	Combined company to deliver at least $1.7 billion in total cost savings, with $1.2 billion to be achieved by 2020

•	Accelerates path to revenue growth through global reach, industry-leading scale and enhanced innovation capabilities

•	Well-positioned to lead in growing business areas such as high-speed inkjet, industrial print and workplace solutions, while leveraging Fujifilm’s extensive technologies

•	Combined company will have enhanced financial flexibility for future growth investments and capital returns

•	Combined company will have dual headquarters in Norwalk, CT, U.S. and Minato, Tokyo, Japan, and will maintain the iconic “Xerox” and “Fuji Xerox” brands within its respective operating regions

NORWALK, Conn. and TOKYO, Jan. 31, 2018 – FUJIFILM Holdings Corporation (“Fujifilm”) (TSE: 4901) and Xerox Corporation (“Xerox”) (NYSE: XRX) today announced that they have entered into a definitive agreement to combine Xerox and their longstanding Fuji Xerox joint venture. The combined company will be a global leader in innovative print technologies and intelligent work solutions with annual revenues of $18 billion and leadership positions in key geographic regions.

This proposed combination provides Xerox shareholders with significant cash at closing, as well as a substantial interest in the significantly enhanced combined company. Under the terms of the agreement, Xerox shareholders will receive a $2.5 billion special cash dividend, or approximately $9.80 per share1, funded from the combined company’s balance sheet, and own 49.9% of the combined company at closing. The cash dividend represents more than 30% of Xerox’s unaffected share price of $30.35 based on closing share price as of January 10, 2018. Fujifilm will own 50.1% of the combined company and provide important operational support and transformational leadership.

[1]	Based on diluted shares outstanding as of January 31, 2018, assuming no conversion of preferred shares.

The transaction has been unanimously approved by the Boards of Directors of both Fujifilm and Xerox. The combined company will be named “Fuji Xerox” and trade on the NYSE under the ticker XRX. The new Fuji Xerox will have dual headquarters in Norwalk, CT, U.S. and in Minato, Tokyo, Japan, with presence in over 180 countries. The combined company will go to market and maintain the iconic “Xerox” and “Fuji Xerox” brands within its respective operating regions.

Shigetaka Komori, chairman and chief executive officer of Fujifilm, said, “Fujifilm and Xerox have fostered an exceptional partnership through our existing Fuji Xerox joint venture, and this transaction is a strategic evolution of our alliance. The Document Solutions business represents a significant part of Fujifilm’s portfolio, and the creation of the new Fuji Xerox allows us to more directly establish a leadership position in a fast-changing market. We believe Fujifilm’s track record of advancing technology in innovative imaging and information solutions – especially in inkjet, imaging, and AI areas – will be important components of the success of the new Fuji Xerox.”

Mr. Komori added, “I am confident that Fujifilm’s ability to drive change as well as its experience of successful reinvention will give a competitive edge to the new Fuji Xerox, delivering significant value creation to shareholders of both the new Fuji Xerox and Fujifilm. We are delighted to welcome Xerox and its employees to the Fujifilm family and look forward to combining our strengths towards jointly shaping the future of our industry.”

Jeff Jacobson, chief executive officer of Xerox, said, “The proposed combination has compelling industrial logic and will unlock significant growth and productivity opportunities for the combined company, while delivering substantial value to Xerox shareholders. The new Fuji Xerox will be better positioned to compete in today’s environment with truly global scale, increased presence in fast-growing markets, and innovation capabilities to effectively meet our customers’ rapidly-evolving demands. In addition, the combined company’s strong financial profile will enable investments that support continued market leadership, while also providing opportunities for increasing capital returns over time.”

Robert J. Keegan, chairman of Xerox’s Board of Directors, said, “Today’s announcement follows a comprehensive review of our strategic and financial alternatives led by Xerox’s independent directors that began after the separation of Conduent in 2016. Upon careful consideration of all alternatives available to the company, the Board of Directors concluded that this combination is clearly the best path to create value for our shareholders. An attractive, certain cash dividend, together with participation in the future success of the combined company, presents a compelling value equation for Xerox shareholders. We are excited to strengthen our longstanding relationship with Fujifilm as we enter the next phase of Xerox’s transformation journey.”

Clear Leader in Innovative Print Technologies and Intelligent Work Solutions

Xerox shareholders will have the opportunity to participate in the new Fuji Xerox’s accelerated revenue trajectory and long-term value creation potential. The transaction builds on the 56-year collaborative history between Fujifilm and Xerox to create a global leader in innovative print technologies and intelligent work solutions with enhanced scale and innovation capabilities:

•	Global leader with combined revenue of approximately $18 billion and nearly $120 billion total addressable opportunity.

•	Enhanced scale with presence in over 180 countries and covering key geographies including North America, Japan, Europe, Asia Pacific and China.

•	Combined leadership with a strong track record of operational excellence, transformation experience, customer relationships and industry expertise.

•	Improved revenue profile and growth trajectory by leveraging the combined expertise, competitive strengths and geographic reach of the two companies.

•	World-class innovation capabilities to define the future of innovative print technologies and intelligent work solutions by bringing together two R&D and innovation leaders, along with Fujifilm’s extensive expertise. The new Fuji Xerox will be well-positioned to lead in growing areas such as high-speed inkjet, packaging, industrial print and workplace automation, as well as future development opportunities in artificial intelligence, machine learning, internet of things and augmented reality.

•	Strengthened balance sheet and cash flow generation to provide flexibility to support strategic investments in growth and enable increasing capital returns.

Significant Value Creation Opportunity

This highly synergistic combination is expected to deliver at least $1.7 billion in total annual cost savings by 2022, with approximately $1.2 billion of the total cost savings expected to be achieved by 2020. The targeted cost savings represent approximately 10% of the total cost base of the new Fuji Xerox and will drive significant margin expansion over the next four years.

Of the total $1.7 billion cost savings, $1.25 billion is related to the synergies that will be achieved through the transaction. In addition, the combined company will benefit from a cost reduction program commencing immediately at the existing Fuji Xerox joint venture, which is targeted to generate approximately $450 million of cost savings on an annualized basis. These amounts are incremental to Xerox’s ongoing Strategic Transformation initiatives. The new company expects to incur approximately $1.4 billion in one-time integration and restructuring costs, mainly in the first three years.

The new Fuji Xerox will also have significant revenue synergy opportunities over time as it capitalizes on its global reach, industry-leading scale and enhanced innovation capabilities. Importantly, the combined company will have an increased total addressable opportunity estimated at nearly $120 billion and a strong presence in attractive growth markets, allowing the new company to become more competitive and better able to serve customers and business partners globally.

Balance Sheet and Capital Allocation

The new Fuji Xerox expects to maintain investment grade credit ratings at closing. The new company will maintain Xerox’s current $1.00 annual dividend per share and commitment to return at least 50 percent of free cash flow to shareholders. The enhanced financial flexibility of the combined company is expected to allow for greater capital deployment toward targeted growth initiatives, share repurchases and increased dividends over time.

Leadership and Governance

Upon close of the transaction, Jeff Jacobson will serve as chief executive officer of the new Fuji Xerox.

The combined company’s Board of Directors will include 12 members, seven of whom will be appointed by the Fujifilm Board. Five independent directors will be appointed from the Xerox Board. Shigetaka Komori will serve as chairman of the board.

Financing Commitments

Financing commitments of $2.5 billion have been provided by Citigroup Global Markets Inc. and Morgan Stanley Senior Funding, Inc.

Path to Completion

The transaction, which is expected to close in the second half of calendar year 2018, is subject to the satisfaction of customary closing conditions and regulatory approvals and approval by Xerox shareholders.

Advisors

Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. and Morgan Stanley & Co. LLC are serving as exclusive financial advisors to Fujifilm, and Morrison & Foerster LLP is acting as legal counsel. Centerview Partners LLC is serving as exclusive financial advisor to Xerox and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal counsel.

Xerox Conference Call

Xerox will host a conference call today at 8:00 a.m. ET to discuss this transaction. The webcast is available at https://edge.media-server.com/m6/p/7ffthvi5 or https://www.news.xerox.com/investors. A replay of the call will be available at https://www.news.xerox.com/investors.

For More Information

Additional information regarding the transaction can be found on www.thenewfujixerox.com.

About Fujifilm

FUJIFILM Holdings Corporation in Tokyo, Japan, brings continuous innovation with leading-edge, proprietary technologies by leveraging its photography expertise into a broad range of industries globally, including healthcare, graphic systems, highly functional materials, optical devices, digital imaging and document products. These products are based on its extensive portfolio of chemical, mechanical, optical, electronic and imaging technologies. Fujifilm has operated in North America since 1965, with approximately 6,000 employees currently in the U.S. and Canada. For the year ended March 31, 2017, the company had global revenues of $20.7 billion, at an exchange rate of 112 yen to the dollar. Fujifilm is committed to responsible environmental stewardship and good corporate citizenship. For more information, please visit: www.fujifilmholdings.com.

About Xerox

Xerox Corporation is a technology leader that innovates the way the world communicates, connects and works. We understand what’s at the heart of sharing information—and all of the forms it can take. We embrace the integration of paper and digital, the increasing requirement for mobility, and the need for seamless integration between work and personal worlds. Every day, our innovative print technologies and intelligent work solutions help people communicate and work better. Discover more at www.xerox.com and follow us on Twitter at @Xerox.

About Fuji Xerox

Founded in 1962, Fuji Xerox Co., Ltd. is a leading company in the Document Services & Communications field, offering solutions and services to help customers resolve their business challenges. Underlying our solutions and services are our world-class office multifunction devices, printers and production printers that we develop and manufacture for worldwide distribution. Together with cloud and mobile solutions, Fuji Xerox builds a communications environment that enable our customers to access the right information, at the right time, and in the right form—thereby contributing to their valuable communications.

Fuji Xerox is a 75-25 joint venture between FUJIFILM Holdings Corporation and Xerox Corporation, and its direct sales force covers Japan and the Asia-Pacific region including China. As a $10 billion enterprise, we employ approximately 47,350 people globally, with more than 80 domestic and overseas affiliates / sales subsidiaries. For more information, please visit www.fujixerox.com.

Additional Information and Where to Find It

This release may be deemed to be solicitation material in respect of the transactions with FUJIFILM Holdings Corporation (“Fujifilm”) described herein (the “Transactions”) and/or the matters to be considered at the Company’s 2018 Annual Meeting of Shareholders. In connection with the Transactions and the 2018 Annual Meeting, Xerox plans to file with the Securities and Exchange Commission (“SEC”) and furnish to Xerox’s shareholders one or more proxy statements and other relevant documents. BEFORE MAKING ANY VOTING DECISION, XEROX’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT(S) IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS AND/OR THE COMPANY’S 2018 ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND/OR THE COMPANY’S 2018 ANNUAL MEETING AND THE PARTIES RELATED THERETO. Xerox’s shareholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, Xerox’s shareholders may obtain a free copy of Xerox’s filings with the SEC from Xerox’s website at http://www.xerox.com under the heading “Investor Relations” and then under the heading “SEC Filings.”

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of Xerox may be deemed “participants” in the solicitation of proxies from shareholders of Xerox in favor of the Transactions or in connection with the matters to be considered at the Company’s 2018 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Xerox in connection with the Transactions or the Company’s 2018 Annual Meeting will be set forth in the applicable proxy statement and other relevant documents to be filed with the SEC. You can find information about Xerox’s executive officers and directors in Xerox’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, Xerox’s and such persons’ other filings with the SEC and in Xerox’s definitive proxy statement filed with the SEC on Schedule 14A.

Cautionary Statement Regarding Forward-Looking Statements

This release, and other written or oral statements made from time to time by management contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: our ability to address our business challenges in order to reverse revenue declines, reduce costs and increase productivity so that we can invest in and grow our business; changes in economic and political conditions, trade protection measures, licensing requirements and tax laws in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that partners, subcontractors and software vendors will not perform in a timely, quality manner; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; our ability to manage changes in the printing environment and expand equipment placements; interest rates, cost of borrowing and access to credit markets; funding requirements associated with our employee pension and retiree health benefit plans; the risk that our operations and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws; the outcome of litigation and regulatory proceedings to which we may be a party; the risk that we do not realize all of the expected strategic and financial benefits from the separation and spin-off of our Business Process Outsourcing business; the effects on our business resulting from actions of activist shareholders; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 and our 2016 Annual Report on Form 10-K, as well as our Current Reports on Form 8-K filed with the SEC. Furthermore, the actual results of the Transactions could vary materially as a result of a number of factors, including, but not limited to: (i) the risk that the transactions may not be completed in a timely manner or at all, which may adversely affect Xerox’s business and the price of Xerox’s common stock, (ii) the failure to satisfy the conditions to the consummation of the transactions, including the receipt of certain approvals from Xerox’s shareholders and certain governmental and regulatory approvals, (iii) the parties may be unable to achieve expected synergies and operating efficiencies in the transactions within the expected time frames or at all, (iv) the transactions may not result in the accretion to Xerox’s earnings or other benefits, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreements, (vi) the effect of the announcement or pendency of the transactions on Xerox’s and/or Fujifilm business relationships, operating results, and business generally, risks related to the proposed transactions disrupting Xerox’s current plans and operations and potential difficulties in Xerox’s employee retention as a result of the transactions, (vii) risks related to diverting management’s attention from Xerox’s ongoing business operations, (viii) the outcome of any legal proceedings that may be instituted against Xerox, its officers or directors related to the transaction agreements or the transactions and (ix) the possibility that competing offers or acquisition proposals for Xerox will be made. Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Fuji Xerox Co., Ltd. (“Fuji Xerox”) is a joint venture between Xerox Corporation and Fujifilm in which Xerox holds a noncontrolling 25% equity interest and Fujifilm holds the remaining equity interest. In April 2017, Fujifilm formed an independent investigation committee (“IIC”) to primarily conduct a review of the appropriateness of the accounting practices at Fuji Xerox’s New Zealand subsidiary and at other subsidiaries. The IIC completed its review during the second quarter 2017 and identified aggregate adjustments to Fuji Xerox’s financial statements of approximately JPY 40 billion (approximately $360 million) primarily related to misstatements at Fuji Xerox’s New Zealand and Australian subsidiaries. We determined that our share of the total adjustments identified as part of the investigation was approximately $90 million and impacted our fiscal years 2009 through 2017. We concluded that we should revise our previously issued annual and interim consolidated financial statements for 2014, 2015 and 2016 and the first quarter of 2017 the next time they are filed. Our review of this matter has been completed. However, Fujifilm and Fuji Xerox continue to review Fujifilm’s oversight and governance of Fuji Xerox as well as Fuji Xerox’s oversight and governance over its businesses in light of the findings of the IIC. At this time, we can provide no assurances relative to the outcome of any potential governmental investigations or any consequences thereof that may happen as a result of this matter.

-XXX-

Contacts:

FUJIFILM Holdings Corporation

Corporate Communications Office of Corporate Planning Division, +81 3 6271 2000

Ruth Pachman, Kekst, +1-212-521-4891, ruth.pachman@kekst.com

Kimberly Kriger, Kekst, +1-212-521-4862, kimberly.kriger@kekst.com

Xerox

Media Contact: Carl Langsenkamp, Xerox, +1-585-423-5782,

carl.langsenkamp@xerox.com

Investor Contact: Jennifer Horsley, Xerox, +1-203-849-2656, jennifer.horsley@xerox.com